Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-251109

Prospectus Supplement No. 1
(To Prospectus dated May 25, 2021)

GCM GROSVENOR INC.

This prospectus supplement updates, amends and supplements the prospectus dated May 25, 2021 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-251109). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with the information contained in (i) our Current Report on Form 8-K filed with the SEC on June 10, 2021 and (ii) our Current Report on Form 8-K filed with the SEC on June 23, 2021, each of which is set forth below.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

GCM Grosvenor Inc.’s shares of Class A common stock and warrants are quoted on the Nasdaq Global Market under the symbols “GCMG” and “GCMGW,” respectively. On June 22, 2021, the closing prices of our Class A common stock and warrants were $10.24 and $1.35, respectively.

INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 23, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 8, 2021

GCM Grosvenor Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39716	85-2226287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Michigan Avenue Suite 1100 Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

(312) 506-6500
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	GCMG	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A common stock	GCMGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 8, 2021, GCM Grosvenor Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”).  Holders of the Company's Class A common stock were entitled to one vote per share held as of the close of business on April 9, 2021 (the "Record Date") and holders of the Company's Class C common stock were entitled to 0.88041579 votes per share held as of the Record Date. Class A common stockholders representing 33,814,422 votes and Class C common stockholders representing 126,986,988 votes were present or represented by proxy at the Annual Meeting, representing approximately 94.8% of the combined voting power of the Company's Class A and Class C common stock as of the Record Date.  Below are the voting results for the proposals considered and voted upon at the Annual Meeting, each of which were described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on May 11, 2021.

Proposal One.  To elect Michael J. Sacks, Angela Blanton, Francesca Cornelli, Jonathan Levin, Stephen Malkin, Blythe Masters and Samuel C. Scott III as directors to serve until the Annual Meeting of Stockholders to be held in 2022, and until their respective successors shall have been duly elected and qualified.

The results of the voting were as follows:

Nominee	For	Withheld	Broker Non-Votes
Michael J. Sacks	144,628,435	13,061,526	3,111,449
Angela Blanton	144,653,932	13,036,029	3,111,449
Francesca Cornelli	144,653,932	13,036,029	3,111,449
Jonathan Levin	144,135,581	13,554,380	3,111,449
Stephen Malkin	144,628,450	13,061,511	3,111,449
Blythe Masters	144,038,362	13,651,599	3,111,449
Samuel C. Scott III	144,653,932	13,036,029	3,111,449

Proposal Two.  To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
159,735,509	1,040,381	25,520	0

Based on the foregoing votes, Michael J. Sacks, Angela Blanton, Francesca Cornelli, Jonathan Levin, Stephen Malkin, Blythe Masters and Samuel C. Scott III were elected as directors and Item 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCM Grosvenor Inc.
Date: June 10, 2021	By:	/s/ Michael J. Sacks
	Name:	Michael J. Sacks
	Title:	Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 23, 2021

GCM Grosvenor Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39716	85-2226287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Michigan Avenue Suite 1100 Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

(312) 506-6500
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant  to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	GCMG	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A common stock	GCMGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 23, 2021 (the “Effective Date”), Grosvenor Capital Management Holdings, LLLP (the “Borrower”), Grosvenor Holdings, L.L.C. (“Holdings”), Grosvenor Holdings II, L.L.C., GCM Grosvenor Management, LLC, GCM Grosvenor Holdings, LLC, GCM, L.L.C., the guarantors and GP Entities (as defined therein) party thereto, the lenders party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent, collateral agent and swingline lender, entered into a sixth amendment (the “Amendment”) to the Borrower’s credit agreement, dated as of January 2, 2014 (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”).

Pursuant to the Amendment, the Borrower borrowed $110.0 million in aggregate principal amount of incremental term loans (the “Incremental Term Loans”), which constitute the same class of term loans under the Credit Agreement as those initially borrowed in February 2021 (the “Existing Term Loans” and, together with the Incremental Term Loans, the “Term Loans”). The interest rate applicable to the Incremental Term Loans is the same as the Existing Term Loans.

The Credit Agreement requires the Borrower to repay 1.0% of the original aggregate principal amount of the Term Loans per annum in equal quarterly amounts, with the remaining balance due at maturity. The Term Loans may be prepaid in whole or in part at any time without penalty, except that any prepayment in connection with a repricing transaction within six months of the Effective Date will be subject to a 1.0% prepayment premium. The other material terms of the Credit Agreement remain unchanged by the Amendment.

The proceeds of the Incremental Term Loans will be used (i) to fund the previously announced repurchase of certain fund investments and rights to future carry associated with Mosaic Acquisitions 2020, L.P. from an investor affiliated with the Canada Pension Plan Investment Board, and (ii) to pay transaction fees and expenses.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the use of proceeds from the Incremental Term Loans. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including without limitation, the historical performance of GCM Grosvenor's funds may not be indicative of GCM Grosvenor's future results; risks related to redemptions and termination of engagements; effect of the COVID-19 pandemic on GCM Grosvenor's business; the variable nature of GCM Grosvenor's revenues; competition in GCM Grosvenor's industry; effects of government regulation or compliance failures; market, geopolitical and economic conditions; identification and availability of suitable investment opportunities; risks relating to our internal control over financial reporting; and risks related to the performance of GCM Grosvenor's investments. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of the Annual Report on Form 10-K/A filed by GCM Grosvenor Inc. on May 10, 2021 and its other filings with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Readers are cautioned not to put undue reliance on forward-looking statements, and GCM Grosvenor assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Amendment No. 6, dated as of June 23, 2021, to the Credit Agreement, dated as of January 2, 2014, among Grosvenor Capital Management Holdings, LLLP, as borrower, Grosvenor Holdings, L.L.C., Grosvenor Holdings II, L.L.C., GCM Grosvenor Management, LLC, GCM Grosvenor Holdings, LLC, GCM, L.L.C., the several lenders from time to time parties thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent, collateral agent and swingline lender

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCM Grosvenor Inc.
Date: June 23, 2021	By:	/s/ Michael J. Sacks
	Name:	Michael J. Sacks
	Title:	Chief Executive Officer

Exhibit 10.1

AMENDMENT NO. 6 dated as of June 23, 2021 (this “Amendment”) to the CREDIT AGREEMENT, dated as of January 2, 2014, as amended by that certain Amendment No. 1, dated as of August 18, 2016, that certain Amendment No. 2, dated as of April 19, 2017, that certain Omnibus Amendment No. 1, dated as of August 15, 2017, that certain Amendment No. 3, dated as of August 22, 2017, that certain Amendment No. 4, dated as of March 29, 2018, and that certain Amendment No. 5, dated as of February 24, 2021 (as heretofore amended, the “Credit Agreement”), among GROSVENOR CAPITAL MANAGEMENT HOLDINGS, LLLP, a Delaware limited liability limited partnership (the “Borrower”), GROSVENOR HOLDINGS, L.L.C., an Illinois limited liability company, GROSVENOR HOLDINGS II, L.L.C., a Delaware limited liability company, GCM GROSVENOR MANAGEMENT, LLC, a Delaware limited liability company, GCM GROSVENOR HOLDINGS, LLC, a Delaware limited liability company, GCM, L.L.C., a Delaware limited liability company, each GUARANTOR and GP ENTITY party thereto, the LENDERS and LETTER OF CREDIT ISSUERS party hereto, and MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as Administrative Agent, Collateral Agent and Swingline Lender.

The Borrower has requested the establishment of Incremental Term Loans denominated in U.S. Dollars pursuant to Section 2.14 of the Credit Agreement (which Loans shall be added to and become part of the existing Class of Amendment No. 5 Initial Term Loans) (the “Incremental 2028 Term Loans”).

Morgan Stanley Bank, N.A. has agreed to make Incremental 2028 Term Loans on the Amendment No. 6 Effective Date (as defined below) (in such capacity, the “Initial Incremental 2028 Term Lender”) in a principal amount not to exceed $110,000,000 (the “Incremental 2028 Term Loan Commitment”), on the terms and subject to the conditions provided for herein.

This Amendment constitutes an Incremental Agreement pursuant to Section 2.14(f) of the Credit Agreement.

MSSF has been designated by the Borrower to act, and has agreed to act, as sole lead arranger and sole bookrunner (in such capacity, the “Arranger”) for this Amendment and the transactions contemplated hereby.

In accordance with Section 2.14(f) of the Credit Agreement, the Administrative Agent, the Initial Incremental 2028 Term Lender, the Credit Parties, Holdings, the Parent GPs and the GP Entities have each agreed, subject to the terms and conditions stated below, to the transactions described herein.

Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”).  The rules of interpretation set forth in Section 1.2 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1.  Incremental 2028 Term Loans.

(a)          Incremental 2028 Term Loans.  (i) Subject to and upon the terms and conditions set forth herein and in the Amended Credit Agreement, the Initial Incremental 2028 Term Lender agrees to make, on the Amendment No. 6 Effective Date, Incremental 2028 Term Loans to the Borrower in an aggregate principal amount that shall not exceed the Incremental 2028 Term Loan Commitment.  The Incremental 2028 Term Loans (A) shall be made on the Amendment No. 6 Effective Date and shall be denominated in U.S. Dollars, (B) may, following the initial borrowing on the Amendment No. 6 Effective Date, at the option of the Borrower be maintained as, and/or converted into, ABR Loans or Eurodollar Loans as provided for Amendment No. 5 Initial Term Loans in the Amended Credit Agreement and (C) may be repaid or prepaid in accordance with the provisions of the Amended Credit Agreement, but once repaid or prepaid may not be reborrowed.  It is understood and agreed that the Incremental 2028 Term Loans made on the Amendment No. 6 Effective Date shall be funded at 99.25% of the principal amount thereof, and notwithstanding such discount all calculations hereunder with respect to the Incremental 2028 Term Loans, including the accrual of interest and the repayment or prepayment of principal, shall be based on 100% of the stated principal amount thereof.  The Incremental 2028 Term Loan Commitment of the Initial Incremental 2028 Term Lender shall automatically terminate upon the making of the Incremental 2028 Term Loans on the Amendment No. 6 Effective Date or, if not previously terminated, at 5:00 p.m. (New York City time) on the Amendment No. 6 Effective Date.

(ii)          The funding of the Incremental 2028 Term Loans on the Amendment No. 6 Effective Date shall be made in the manner contemplated by Section 2.4 of the Credit Agreement.  On the Amendment No. 6 Effective Date, the Borrower shall apply the proceeds of the Incremental 2028 Term Loans (net of the OID applicable thereto), together with cash on hand at the Borrower and its Subsidiaries, on or after the Amendment No. 6 Effective Date (A) to finance the exercise of the Borrower’s option to purchase the interest in Mosaic Acquisitions 2020, L.P. held by a third party investor affiliated with the Canada Pension Plan Investment Board and pay any fees and expenses arising therefrom, (B) to pay fees and expenses in connection with the transactions contemplated by this Amendment and (C) to the extent any such proceeds remain, for working capital requirements and other general corporate purposes of the Borrower or its Subsidiaries.

(b)          Incremental 2028 Term Loans Generally.  (i) On the Amendment No. 6 Effective Date, and notwithstanding anything to the contrary set forth in the Credit Agreement, the Incremental 2028 Term Loans shall be added to (and form a part of) each Borrowing of outstanding Amendment No. 5 Initial Term Loans on a pro rata basis (based on the relative sizes of the various outstanding Borrowings in respect of Amendment No. 5 Initial Term Loans), so that each Lender of Amendment No. 5 Initial Term Loans (including the Incremental 2028 Term Loans established hereunder) will participate proportionately in each then outstanding Borrowing of Amendment No. 5 Initial Term Loans (it being agreed, however, that interest will begin accruing on the Incremental 2028 Term Loans on the Amendment No. 6 Effective Date and the first interest payment in respect of each such outstanding Borrowing of Amendment No. 5 Initial Term Loans that occurs after the Amendment No. 6 Effective Date shall be disbursed to the Amendment No. 5 Initial Term Lenders in a manner that gives effect to the interest accrual provisions of the Incremental 2028 Term Loans provided in this Section 1(b)(i)).

(ii)          The parties hereto acknowledge that the provisions of Section 2.14 of the Credit Agreement will apply to the establishment of the Incremental 2028 Term Loans hereby, with (A) the Incremental 2028 Term Loans becoming a part of the existing Class of Amendment No. 5 Initial Term Loans, (B) the Incremental 2028 Term Loans having terms identical to the Amendment No. 5 Initial Term Loans (other than with respect to issue price and the date from which interest shall begin to accrue) and otherwise being subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Credit Parties and any provisions regarding the rights of the Term Lenders, of the Amended Credit Agreement and the other Credit Documents, (C) the Initial Incremental 2028 Term Lender constituting a “Amendment No. 5 Initial Term Lender”, “Term Lender” and a “Lender” under the Amended Credit Agreement and the other Credit Documents for all purposes thereof, (D) each Incremental 2028 Term Loan constituting an “Incremental Term Loan”, an “Amendment No. 5 Initial Term Loan”, a “Term Loan” and a “Loan” under the Credit Agreement and the other Credit Documents for all purposes thereof and (E) the Incremental 2028 Term Loans constituting a part of the “Amendment No. 5 Initial Term Loan Facility” under the Amended Credit Agreement and the other Credit Documents for all purposes thereof.

SECTION 2.  Amendments.  Effective as of the Amendment No.  6 Effective Date:

(a)          Section 1.1 of the Credit Agreement is hereby modified by adding the following definitions in the appropriate alphabetical order:

“Amendment No. 6” shall mean the Amendment No. 6 dated as of June 23, 2021, to this Agreement, among the Administrative Agent, the Lenders party thereto, the Credit Parties, Holdings, the Parent GPs and the GP Entities.

“Amendment No. 6 Effective Date” shall have the meaning provided in Amendment No. 6.

(b)          The definitions set forth below are hereby amended and restated in their entirety as follows:

“Amendment No. 5 Initial Term Lender” shall mean each Lender with an Amendment No. 5 Initial Term Loan Commitment or holding an Amendment No. 5 Initial Term Loan (including, for the avoidance of doubt, any Incremental 2028 Term Lender with an Incremental 2028 Term Loan Commitment established under Amendment No. 6 or holding an Incremental 2028 Term Loan established under Amendment No. 6).

“Amendment No. 5 Initial Term Loan Facility” shall mean the Amendment No. 5 Initial Term Loans (including, for the avoidance of doubt, any Incremental 2028 Term Loans established pursuant to Amendment No. 6).

“Amendment No. 5 Initial Term Loans” shall have the meaning provided in Section 2.1(a) (including, for the avoidance of doubt, any Incremental 2028 Term Loans established pursuant to Amendment No. 6).

“Incremental 2028 Term Lender” shall mean each Lender with an Incremental 2028 Term Loan Commitment or holding an Incremental 2028 Term Loan.

“Incremental 2028 Term Loans” shall have the meaning provided in Amendment No. 6.

“Incremental 2028 Term Loan Commitment” shall have the meaning provided in Amendment No. 6.

(c)          Clause (c) of definition of the term “Borrowing” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“(c) (i) the incurrence of one Type and Class of Incremental Term Loan on an Incremental Facility Closing Date (or resulting from conversions on a given date after the applicable Incremental Facility Closing Date) having, in the case of Eurodollar Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of Eurodollar Loans) or (ii) the Extended Term Loans of one Type and Class established on the same date pursuant to the same Extension Agreement (or resulting from conversions on a given date) and having, in the case of Eurodollar Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of Eurodollar Loans); provided that the Amendment No. 5 Initial Term Loans of one Type established on the Amendment No. 5 Effective Date or the Amendment No. 6 Effective Date pursuant to Amendment No. 5 or Amendment No. 6 (or resulting from conversions on a given date after the Amendment No. 5 Effective Date or Amendment No. 6 Effective Date, as applicable) and having, in the case of Eurodollar Loans, the same Interest Period shall be considered a Borrowing (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of Eurodollar Loans),”.

(d)          The definition of the term “Amendment No. 5 Transactions” is hereby amended to strike “(such facility, the “Amendment No. 5 Initial Term Loan Facility”)”.

(e)          Section 2.5 is hereby amended by replacing “$725,000” with “$1,000,000”.

(f)          Section 5.1(b) of the Credit Agreement is hereby amended to replace “that occurs prior to the date that is six months after the Amendment No. 5 Effective Date” with “that occurs prior to the date that is six months after the Amendment No. 6 Effective Date”.

SECTION 3.  [Reserved.]

SECTION 4.  Conditions to Effectiveness of Amendment No. 6.  This Amendment shall become effective on the first date (the “Amendment No. 6 Effective Date”) on which the following conditions shall have been satisfied or waived:

(a)          The Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) each Credit Party, (ii) each Holdings, (iii) each Parent GP, (iv) each GP Entity, (v) the Administrative Agent and (vi) the Initial Incremental 2028 Term Lender.

(b)          The Administrative Agent shall have received evidence that all fees previously agreed in writing among the Borrower and the Arranger in respect of this Amendment, and all reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable fees, disbursements and other charges of Cravath, Swaine & Moore LLP) payable by the Borrower for which invoices have been presented at least two Business Days prior to the Amendment No. 6 Effective Date, shall have been paid by the Borrower.

(c)          The Administrative Agent shall have received a Notice of Borrowing for the Incremental 2028 Term Loans to be made on the Amendment No. 6 Effective Date, setting forth the information specified in Section 2.3 of the Credit Agreement, with such modifications thereto as shall be reasonably satisfactory to the Administrative Agent.

(d)          The Administrative Agent shall have received favorable written opinions of Simpson Thacher & Bartlett LLP, counsel to the Borrower, and Sidley Austin LLP, special Illinois counsel to the Borrower, each dated the Amendment No. 6 Effective Date and addressed to the Administrative Agent and the Initial Incremental 2028 Term Lender and in form and substance reasonably satisfactory to the Administrative Agent.  The Borrower hereby instructs its counsel to deliver such opinions to the Administrative Agent and the Initial Incremental 2028 Term Lender.

(e)          The Administrative Agent shall have received a certificate from the Borrower, dated the Amendment No. 6 Effective Date and executed by an Authorized Officer of the Borrower, which shall certify that, as of the Amendment No. 6 Effective Date, at the time of and after giving effect to the transactions contemplated hereby, (i) no Default or Event of Default shall have occurred and be continuing, and (ii) all representations and warranties made by any Credit Party (and Holdings, each Parent GP and each GP Entity that is a party to any of the Credit Documents) contained in Section 8 of the Credit Agreement or in the other Credit Documents (including this Amendment) shall be true and correct in all material respects (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and except that the representations and warranties contained in Section 8.9(a) of the Credit Agreement shall be deemed to refer to the most recent annual and quarterly Section 9.1 Financials then delivered pursuant to the Credit Agreement; provided that the words “Closing Date” as set forth in Sections 8.8, 8.10, 8.15(a) and 8.17 of the Credit Agreement shall be deemed to refer to the Amendment No. 6 Effective Date); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on the Amendment No. 6 Effective Date or on such earlier date, as the case may be (after giving effect to such qualification).

(f)          The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the applicable governing body of each Person that is a Credit Party as of the Amendment No. 6 Effective Date and of Holdings, each Parent GP and each GP Entity that is a party to any of the Credit Documents (or a duly authorized committee thereof) authorizing (i) the execution, delivery and performance of this Amendment and (ii) in the case of the Borrower, the extensions of credit contemplated under this Amendment.

(g)          The Administrative Agent shall have received true and complete copies of (i) the Organizational Documents of each Person that is a Credit Party as of the Amendment No. 6 Effective Date and of Holdings, each Parent GP and each GP Entity that is a party to any of the Credit Documents and (ii) such other documents and certifications, each dated as of, or where applicable as of a recent date prior to, the Amendment No. 6 Effective Date, as the Administrative Agent may reasonably require to evidence that each such Person is duly organized or formed, validly existing, in good standing and qualified to engage in business in the State of such Person’s organization or formation, as applicable, and other customary matters; provided that in the case of (i) the Organizational Documents and (ii) the incumbency and specimen signatures of the officers executing this Amendment and the other documents required to be provided to the Administrative Agent on the Amendment No. 6 Effective Date as provided for herein, of each of the Credit Parties, Holdings, Parent GPs and GP Entities, a certificate from an Authorized Officer certifying that there has been no change to the Organizational Documents and the incumbency and specimen signature of each such officer included in the closing certificates provided on the Amendment No. 5 Effective Date shall be deemed to satisfy this condition with respect to such matters.

(h)          The Administrative Agent shall have received a certificate from an Authorized Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, demonstrating that after giving effect to the consummation of this Amendment, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

(i)          The Administrative Agent and the Arranger shall have received at least three Business Days prior to the Amendment No. 6 Effective Date all documentation and other information concerning the Credit Parties, Holdings, Parent GPs and GP Entities that has been reasonably requested in writing at least ten Business Days prior to the Amendment No. 6 Effective Date by the Administrative Agent or the Arranger (on behalf of itself and/or the Initial Incremental 2028 Term Lender) and that the Administrative Agent or the Arranger reasonably determine is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

SECTION 5.  Reaffirmation of Obligations.  Each Credit Party, Holdings, Parent GP and GP Entity hereby unconditionally and irrevocably (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Credit Documents (including the Amended Credit Agreement) to which it is a party (or to which another Credit Party, Holdings, Parent GP or GP Entity is party on such Person’s behalf), (b) ratifies and reaffirms each grant of a Lien on, or security interest in, its property made pursuant to the Credit Documents to which it is a party (or to which another Credit Party, Holdings, Parent GP or GP Entity is party on such Person’s behalf) and confirms that such Liens and security interests continue to have full force and effect at law following the effectiveness of this Amendment to secure the Obligations (including any Obligations in respect of the Incremental 2028 Term Loans), subject to the terms thereof, and (c) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations (including any Obligations in respect of the Incremental 2028 Term Loans) pursuant to the Guarantee and confirms that the Guarantee continues to have full force and effect at law, notwithstanding this Amendment.

SECTION 6.  Representations and Warranties.  The Credit Parties, Holdings, Parent GPs and GP Entities hereby represent and warrant, on the Amendment No. 6 Effective Date (after giving effect to the effectiveness of this Amendment) that:

(a)          no Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Amendment;

(b)          all representations and warranties made by any Credit Party (and Holdings, each Parent GP and each GP Entity that is a party to any of the Credit Documents) contained in Section 8 of the Credit Agreement or in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Amendment No. 6 Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date, and except that the representations and warranties contained in Section 8.9(a) of the Credit Agreement shall be deemed to refer to the most recent annual and quarterly Section 9.1 Financials then delivered pursuant to the Credit Agreement; provided that the words “Closing Date” as set forth in Sections 8.8, 8.10, 8.15(a) and 8.17 of the Credit Agreement shall be deemed to refer to the Amendment No. 6 Effective Date); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on the Amendment No. 6 Effective Date or on such earlier date, as the case may be (after giving effect to such qualification); and

(c)          this Amendment has been duly authorized, executed and delivered by each Credit Party, Holdings, Parent GP and GP Entity, and this Amendment constitutes a legal, valid and binding obligation of each Credit Party, Holdings, Parent GP and GP Entity, enforceable against each Credit Party, Holdings, Parent GP and GP Entity in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

SECTION 7.  Reference to and Effect on the Credit Agreement and the Credit Documents.  (a)This Amendment constitutes a Credit Document.  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)          The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Security Documents executed prior to the Amendment No. 6 Effective Date and all of the Collateral described therein do and shall continue in full force and effect to secure where they purport to do so the payment of all Obligations of the Credit Parties, Holdings, Parent GPs and GP Entities under the Credit Documents, in each case as amended by this Amendment.

(c)          The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent, any Lender, the Swingline Lender or any Letter of Credit Issuer under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

SECTION 8.  Costs and Expenses.  The Borrower agrees to pay all reasonable and documented or invoiced out-of-pocket costs and reasonable expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and any other documents prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby, including the reasonable fees, disbursements and other charges of Cravath, Swaine & Moore LLP (counsel to the Administrative Agent) in accordance with Section 13.5 of the Credit Agreement.

SECTION 9.  Incremental Facility Request.  This Amendment shall constitute a written notice by the Borrower delivered to the Administrative Agent requesting an Incremental Term Loan under Section 2.14(a) of the Credit Agreement.

SECTION 10.  Master Consent to Assignment.  In connection with the primary syndication of the Incremental 2028 Term Loans and related rights and obligations under the Amended Credit Agreement, the Borrower hereby consents to the sale and assignment by the Initial Incremental 2028 Term Lender to the Persons or Affiliates of such Persons set forth on Exhibit A hereto, and the purchase and assumption by such Persons or their respective Affiliates from the Initial Incremental 2028 Term Lender, of Incremental 2028 Term Loans in an aggregate amount not to exceed the amount set forth opposite each such Person’s name on Exhibit A.

SECTION 11.  Execution in Counterparts; Electronic Signatures.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic transmission (i.e., a “pdf” or “tif”) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

SECTION 12.  No Novation.  The Credit Parties have requested, and the Lenders party hereto have agreed, that the Credit Agreement be, effective from and after the Amendment No. 6 Effective Date, amended as set forth herein.  Such amendment shall not constitute, and is not intended to result in, a novation of any indebtedness or other obligations owing to the Lenders, the Swingline Lender, any Letter of Credit Issuer, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Credit Document.

SECTION 13.  Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 14.  Submission to Jurisdiction; Waivers.  The provisions of Section 13.13 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GROSVENOR CAPITAL MANAGEMENT HOLDINGS, LLLP, as the Borrower
by
/s/ Burke J. Montgomery
Name:	Burke J. Montgomery
Title:	General Counsel, Secretary and Vice President

GCM GROSVENOR HOLDINGS, LLC, as a Parent GP
by
/s/ Burke J. Montgomery
Name:	Burke J. Montgomery
Title:	General Counsel and Secretary

GCM, L.L.C., as a Parent GP
by
/s/ Burke J. Montgomery
Name:	Burke J. Montgomery
Title:	Vice President and Secretary

GROSVENOR HOLDINGS, L.L.C., as Holdings
by
/s/ Burke J. Montgomery
Name:	Burke J. Montgomery
Title:	Vice President and Secretary

GROSVENOR HOLDINGS II, L.L.C., as Holdings
by
/s/ Burke J. Montgomery
Name:	Burke J. Montgomery
Title:	Vice President and Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 6]

GCM GROSVENOR MANAGEMENT, LLC, as Holdings
by Grosvenor Holdings, L.L.C., its Sole Member

by
/s/ Burke J. Montgomery
Name:	Burke J. Montgomery
Title:	Vice President and Secretary

GROSVENOR CAPITAL MANAGEMENT, L.P., as a Guarantor
by
/s/ Burke J. Montgomery
Name:	Burke J. Montgomery
Title:	General Counsel, Secretary and Vice President

GCM CUSTOMIZED FUND INVESTMENT GROUP, L.P., as a Guarantor
by
/s/ Burke J. Montgomery
Name:	Burke J. Montgomery
Title:	General Counsel, Secretary and Vice President

CFIG HOLDINGS, LLC, as a Guarantor
by
/s/ Burke J. Montgomery
Name:	Burke J. Montgomery
Title:	Vice President and Secretary

GCM FIDUCIARY SERVICES, LLC, as a Guarantor
by
/s/ Burke J. Montgomery
Name:	Burke J. Montgomery
Title:	Vice President and Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 6]

CFIG EQUITY VENTURES (MI), LLC, as a GP Entity
by CFIG Holdings, LLC, its Managing Member

by
/s/ Burke J. Montgomery
Name:	Burke J. Montgomery
Title:	Vice President and Secretary

CFIG ADVISORS, LLC, as a GP Entity
by CFIG Holdings, LLC, its Sole Member

by
/s/ Burke J. Montgomery
Name:	Burke J. Montgomery
Title:	Vice President and Secretary

CFIG NPS GP, LLC, as a GP Entity
by CIFG Advisors, LLC, its Sole Member

by CFIG Holdings, LLC, its Sole Member

by
/s/ Burke J. Montgomery
Name:	Burke J. Montgomery
Title:	Vice President and Secretary

CFIG DIVERSIFIED PARTNERS III, INC., as a GP Entity
by CFIG Holdings, LLC, its Sole Shareholder

by

Name:	Burke J. Montgomery
Title:	Vice President and Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 6]

CFIG PARTNERS LF, LLC, as a GP Entity
by CFIG Holdings, LLC, its Managing Member

by
/s/ Burke J. Montgomery
Name:	Burke J. Montgomery
Title:	Vice President and Secretary

GCM INVESTMENTS GP, LLC, as a GP Entity
by
/s/ Burke J. Montgomery
Name:	Burke J. Montgomery
Title:	Vice President and Secretary

GCM CFIG GP, LLC, as a GP Entity
by CFIG Holdings, LLC, its Managing Member

by
/s/ Burke J. Montgomery
Name:	Burke J. Montgomery
Title:	Vice President and Secretary

GCM PROJECT R GP, L.P., as a GP Entity
by CFIG Holdings, LLC, its General Partner

by
/s/ Burke J. Montgomery
Name:	Burke J. Montgomery
Title:	Vice President and Secretary

TRS LEGACY GP, LLC, as a GP Entity
by CFIG Holdings, LLC, its Sole Member

by
/s/ Burke J. Montgomery
Name:	Burke J. Montgomery
Title:	Vice President and Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 6]

MORGAN STANLEY SENIOR FUNDING, INC., individually and as Administrative Agent and Collateral Agent
by
/s/ Ethan Plater
Name:	Ethan Plater
Title:	Authorized Signatory

MORGAN STANLEY BANK, N.A., as Initial Incremental 2028 Term Lender
by
/s/ Ethan Plater
Name:	Ethan Plater
Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 6]

Exhibit A

ASSIGNEES AND ALLOCATIONS FOR THE INCREMENTAL 2028 TERM LOANS

ASSIGNEE	ALLOCATION
[On file with the Administrative Agent as referenced in the Funds Flow Direction Letter]	[On file with the Administrative Agent as referenced in the Funds Flow Direction Letter]
Total	$110,000,000